Exhibit 10.1

Loan No. 0411094-9001

Loan No. 0411094-9002

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT is entered into at Irvine, California, as of September 30, 2010, between Iteris, Inc., a Delaware corporation, with an address of 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705 (“Borrower”), and California Bank & Trust, a California banking corporation, with an address of 19200 Von Karman Avenue, Suite 140, Irvine, California 92612 (“Bank”).

WHEREAS, pursuant to that certain Amended and Restated Loan and Security Agreement, dated February 4, 2009, between Borrower and Bank (as previously amended, modified or supplemented, the “Loan and Security Agreement”), Bank agreed to extend credit and make certain financial accommodations to Borrower, subject to the terms and conditions set forth in the Loan Documents, including without limitation (i) a revolving line of credit which matures on October 1, 2010, respecting which Bank agreed to lend to Borrower, upon Borrower’s request, a revolving loan and advances thereunder (collectively, the “Revolving Loan”) in the aggregate principal amount of up to Twelve and No/100 Million Dollars ($12,000,000.00) (the “Revolving Loan Amount”) and (ii) a non-revolving-to-term loan that matures on May 1, 2013 (the “Term Loan” and, collectively, with the Revolving Loan, the “Loans”) in the aggregate principal amount of Seven Million, Two Hundred Ninety-Three Thousand, Four Hundred Twenty-Seven and 87/100 Dollars ($7,293,427.87) (the “Term Loan Amount”);

WHEREAS, (i) the Revolving Loan is evidenced by that certain Amended and Restated Revolving Note, dated February 4, 2009 (as previously amended, modified or supplemented, the “Revolving Note”), by Borrower in favor of Bank in the face amount of the Revolving Loan Amount and (ii) the Term Loan is evidenced by that certain Note, dated February 4, 2009 (as previously amended, modified or supplemented, the “Term Note” and, collectively, with the Revolving Note, the “Notes”), by Borrower in favor of Bank in the amount of the Term Loan Amount;

WHEREAS, pursuant to the Loan and Security Agreement, Borrower granted Bank a first-priority security interest in and lien on the personal property described therein (the “Personalty”);

WHEREAS, the Loan and Security Agreement, the Notes and all other documents and instruments executed in connection with or relating to the Loans are referred to herein, collectively, as the “Loan Documents”; and the Personalty and all other collateral granted to Bank to secure the Loans is referred to herein, collectively, as the “Collateral”;

WHEREAS, Borrower has requested and Bank has agreed to make certain amendments to the Loans and the Loan Documents in accordance with the terms and conditions set forth herein; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank mutually agree as follows:

1.                                      MODIFICATION

1.1                                Recitals and Representations Accurate. The above recitals are hereby made a part of this Agreement, and Borrower acknowledges and agrees that each of the recitals is true, correct and complete.

1.2                                Ratification. All of the terms, covenants, provisions, representations, warranties and conditions of the Loan Documents, as amended or modified hereby, are ratified, acknowledged, confirmed and continued in full force and effect as if fully restated herein.

1.3                                Collateral. Borrower confirms and ratifies its continuing mortgage, pledge, assignment and grant of security interest in and lien on the Collateral to and in favor of Bank as set forth in the Loan Documents.

1.4                                Principal Balance. Borrower acknowledges, agrees and confirms that, as of the date hereof, the current outstanding principal balance under the Revolving Loan is zero and current outstanding principal balance under the Term Loan is $4,378,352.92.

1.5                                Amendments to Loan and Security Agreement. The Loan and Security Agreement is hereby amended as follows:

(a)                                 Section 1.1(a) (Revolving Loan) is hereby amended to extend the expiration date of Bank’s obligation to make advances under the Revolving Loan and evidenced by the Revolving Note from October 1, 2010 to October 1, 2012.

(b)                                Section 2.2(j) is hereby deleted in its entirety and replaced with the following:

(j)                                     “Permitted Investments” shall mean, so long as no Event of Default shall have occurred and be continuing at the time of any such investments or immediately after any such investments as a result thereof, (i) investments in subsidiaries that are secured guarantors in an aggregate amount not to exceed $500,000 in any fiscal year; (ii) repurchases of stock of Borrower of up to $100,000 per fiscal year from departing employees, officers or directors; (iii) purchases of shares of Borrower’s common stock pursuant to any stock repurchase program approved by the Board of Directors of Borrower to repurchase in the market any of its stock, which repurchased stock shall have an aggregate purchase price of no more than $1,500,000 in any fiscal year during the current term of the Revolving Loan (not including any extension or renewal periods following the current term) and no more than a total of $3,000,000 during the period from October 1, 2010, to October 1, 2012; provided, that no proceeds from the Revolving Loan shall be used for any such repurchases and, provided, further, that Bank may elect, in its sole discretion, to extend the period of such permitted repurchases for any renewal or extension periods of the Revolving Loan on terms acceptable to Bank, in its sole discretion; (iv) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (v) investments existing on the date hereof as disclosed on Schedule P1 attached hereto; and (vi)(A) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any state thereof maturing within one (1) year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (C) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, and (D) a money market account with Bank, provided, that, in each of the cases set forth in this clause (vi), Bank is granted a perfected first-priority security interest by Borrower therein.

(c)                                 Section 6 of the Loan and Security Agreement regarding the Stand-By Letters of Credit Subline is hereby amended as follows:

(i)                                    The last sentence of the first paragraph under Section 6 shall be deleted in its entirety and replaced with the following:

The Stand-By Letter of Credit Subline may be used by Borrower to obtain Stand-By Letters of Credit issued by Bank for the account of Borrower having an expiration date of no later than October 1, 2012.

(ii)                                  The reference in Section 6(d) to October 1, 2010, which is the last date on which a Stand-By Letter of Credit issued by Bank under the Stand-By Letter of Credit Subline may be outstanding, is amended to October 1, 2012.

1.6                                Amendment to Revolving Note. The Maturity Date set forth in the first paragraph on page 1 of the Revolving Note is hereby amended from October 1, 2010 to October 1, 2012.

1.7                                Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute but one agreement.

All other terms and conditions as stated in the Loan and Security Agreement and as stated in all other Loan Documents shall remain unchanged.

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan and Security Agreement.

Executed and effective as of the date first written hereinabove

Borrower:

Iteris, Inc.,
a Delaware corporation

By:	/s/ James S. Miele
James S. Miele, Chief Financial Officer

By:	/s/ Abbas Mohaddes
Abbas Mohaddes, Chief Executive Officer

Accepted:

California Bank & Trust,
a California banking corporation

By:	/s/ Sergio Alfonso
Sergio Alfonso, Vice President